As filed with the Securities and Exchange Commission on December 21, 2006

Registration No. 333-18799

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NCR Corporation

(Exact name of Registrant as Specified in Its Charter)

Maryland	31-0387920
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1700 South Patterson Blvd. Dayton, Ohio	45479
(Address of Principal Executive Offices)	(Zip Code)

NCR Corporation Employee Stock Purchase Plan

(Full Title of the Plan)

Nelson F. Greene

Vice President, Deputy General Counsel and Assistant Secretary

NCR Corporation

1700 South Patterson Blvd.

Dayton, Ohio 45479

(937) 445-5000

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Explanatory Note

This Post-Effective Amendment No. 1 to Registration Statement No. 333-18799 is being filed by NCR Corporation to remove from registration under the Securities Act of 1933, as amended, the securities which remain unsold pursuant to such Registration Statement on the date of this filing. No further offering of such securities will be made.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton and State of Ohio, on the 21st day of December, 2006.

NCR CORPORATION

By:	/s/ Peter J. Bocian
Peter J. Bocian, Senior Vice President and Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ James M. Ringler James M. Ringler	Chairman of the Board of Directors	December 20, 2006

/s/ William R. Nuti William R. Nuti	President, Chief Executive Officer and Director (Principal Executive Officer)	December 20, 2006

/s/ Peter J. Bocian Peter J. Bocian	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 20, 2006

/s/ Edward P. Boykin Edward P. Boykin	Director	December 19, 2006

/s/ Gary Daichendt Gary Daichendt	Director	December 20, 2006

/s/ Mark P. Frissora Mark P. Frissora	Director	December 20, 2006

/s/ Linda Fayne Levinson Linda Fayne Levinson	Director	December 19, 2006

/s/ Victor Lund Victor Lund	Director	December 19, 2006

/s/ C.K. Prahalad C.K. Prahalad	Director	December 21, 2006

/s/ William S. Stavropoulos William S. Stavropoulos	Director	December 20, 2006